EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Liberty Media Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, available for new award grants under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	3,000,000(3)	$69.64	$208,920,000.00	0.0001102	$23,022.98
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	160,157(3)	$69.64	$11,153,333.48	0.0001102	$1,229.10
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	114,300(3)	$68.86	$7,870,698.00	0.0001102	$867.35
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, available for new award grants under the Registrant’s	Rule 457(c) and Rule 457(h)	4,000,000(3)	$23.92	$95,680,000.00	0.0001102	$10,543.94

	2022 Omnibus Incentive Plan
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	78,281(3)	$23.92	$1,872,481.52	0.0001102	$206.35
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	444,562(3)	$22.56	$10,029,318.72	0.0001102	$1,105.23
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, available for new award grants under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	2,000,000(3)	$34.56	$69,120,000.00	0.0001102	$7,617.02
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	25,733(3)	$34.56	$889,332.48	0.0001102	$98.00
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	112,855(3)	$34.41	$3,883,340.55	0.0001102	$427.94
Equity	Series C Liberty Formula One Common Stock, par value of	Rule 457(c) and Rule 457(h)	11,733(3)	$69.64	$817,086.12	0.0001102	$90.04

	$0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2017 Omnibus Incentive Plan
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2017 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	6,088,188(3)	$36.16	$220,148,878.08	0.0001102	$24,260.41
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2017 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	6,596(3)	$23.92	$157,776.32	0.0001102	$17.39
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2017 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	4,413,574(3)	$30.51	$134,658,142.74	0.0001102	$14,839.33
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2017 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	2,079(3)	$34.56	$71,850.24	0.0001102	$7.92
Equity	Series C Liberty Live Common Stock, par value of $0.01 per	Rule 457(c) and Rule 457(h)	1,206,541(3)	$44.33	$53,485,962.53	0.0001102	$5,894.15

	share, issuable pursuant to options granted under the Registrant’s 2017 Omnibus Incentive Plan
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	180,891	$33.20	$6,005,581.20	0.0001102	$661.82
Equity	Series A Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	1,362	$23.78	$32,388.36	0.0001102	$3.57
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	10,482	$23.92	$250,729.44	0.0001102	$27.63
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	1,082,445	$25.97	$28,111,096.65	0.0001102	$3,097.84
Equity	Series A Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock	Rule 457(c) and Rule 457(h)	340	$34.31	$11,665.40	0.0001102	$1.29

	and restricted stock unit awards granted under the Registrant’s 2013 Incentive Plan
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to restricted stock and restricted stock unit awards granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	2,617	$34.56	$90,443.52	0.0001102	$9.97
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2013 Incentive Plan	Rule 457(c) and Rule 457(h)	278,154	$39.06	$10,864,695.24	0.0001102	$1,197.29
Equity	Series C Liberty Formula One Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2013 Nonemployee Director Incentive Plan	Rule 457(c) and Rule 457(h)	5,254	$29.85	$156,831.90	0.0001102	$17.28
Equity	Series C Liberty SiriusXM Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the Registrant’s 2013 Nonemployee Director Incentive Plan	Rule 457(c) and Rule 457(h)	22,554	$23.98	$540,844.92	0.0001102	$59.60
Equity	Series C Liberty Live Common Stock, par value of $0.01 per share, issuable pursuant to options granted under the	Rule 457(c) and Rule 457(h)	5,866	$35.82	$210,120.12	0.0001102	$23.16

Registrant’s 2013 Nonemployee Director Incentive Plan
Total Offering Amounts	23,254,564	$865,032,597.53	$95,326.59
Total Fee Offsets			$0
Net Fee Due			$95,326.59

(1) This Registration Statement covers, in addition to the number of shares of Liberty Media Corporation, a Delaware corporation (the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Liberty Media Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”), the Liberty Media Corporation 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), the Liberty Media Corporation 2013 Incentive Plan, as amended, and the Liberty Media Corporation 2013 Nonemployee Director Incentive Plan (the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. For purposes of this Registration Statement, “Common Stock” includes (i) Series A, Series B and Series C of the Liberty Sirius XM common stock of the Registrant, (ii) Series A, Series B and Series C of the Liberty Formula One common stock of the Registrant, and (iii) Series A, Series B and Series C of the Liberty Live common stock of the Registrant.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the applicable series of the Registrant’s common stock on August 15, 2023, in accordance with Rule 457(c) of the Securities Act, except that, in the case of outstanding options granted under a Plan as identified in the table above, the offering price per share and the aggregate offering price are based upon the weighted-average exercise price of those outstanding options to purchase shares of the applicable series of the Registrant’s common stock under that Plan.

(3) As provided in the 2022 Plan, any shares of Common Stock subject to awards outstanding under the 2017 Plan that expire, are cancelled or otherwise terminate without such shares being issued under the 2017 Plan will be available for award grant purposes under the 2022 Plan. Accordingly, the shares registered hereby for issuance under the 2017 Plan may also be offered or issued under the 2022 Plan if and to the extent they are no longer issuable pursuant to the 2017 Plan.